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                                   Exhibit 21


Subsidiaries of Carolina First BancShares, Inc.       Jurisdiction of Incorporation
-----------------------------------------------       -----------------------------
Cabarrus Bank of North Carolina                       North Carolina
   Concord, North Carolina

Carolina First Mortgage Corp.                         North Carolina
   Mooresville, North Carolina

Carolina First Financial Services Corp.               North Carolina
   Mooresville, North Carolina

Lincoln Bank of North Carolina, Inc.                  North Carolina
   Lincolnton, North Carolina

Lincoln Central                                       North Carolina
   Mallard Creek LLC